Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Lucy Millington	Brian Denyeau
Aspen Technology	ICR for Aspen Technology
+1 781-221-6419	+1 646-277-1251
lucy.millington@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Selected Financial Results for the First Quarter of Fiscal
2021

Bedford, Mass. - November 5, 2020 - Aspen Technology, Inc. (NASDAQ: AZPN), a global leader in asset optimization software, today announced selected financial results for the first quarter of fiscal 2021 ended September 30, 2020.

“AspenTech’s first quarter results were solid in the context of the challenging economic environment,” said Antonio Pietri, President and Chief Executive Officer of Aspen Technology. “Customers continued to make significant investments in AspenTech’s solutions as an essential part of their digitalization and sustainability initiatives, which we believe will be a primary focus for the process and other capital intensive industries in the coming years.”

Pietri continued, “With the recent introduction of aspenONE v12 and the Aspen AIoT Hub, we are dramatically extending the bounds of what is possible in plant operations. By embedding AI across our product portfolio, we are laying the foundation for the delivery of our self-optimizing plant vision. We believe these product announcements will drive substantial incremental value for customers and be an important long-term growth driver for AspenTech.”

Selected First Quarter Fiscal 2021 Business Highlights

•
Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, is expected to be in the range of $596 million to $597 million at the end of the first quarter of fiscal 2021, which represents at the midpoint of the range an increase of 8.8% compared to the first quarter of fiscal 2020 and 0.6% sequentially.

•	AspenTech had cash and cash equivalents of $317.5 million and total borrowings, net of debt issuance costs, of $423.7 million at September 30, 2020.

Update on 10-K and 10-Q Filing

As previously announced, the company will be delaying the release of its full financial results for the first fiscal quarter due to the additional time needed to complete the process of filing its Annual Report on Form 10-K for the fiscal year ended June 30, 2020. On September 1, 2020, AspenTech filed a notification with the Securities and Exchange Commission on Form 12b-25 of its inability to timely file the 2020 Form 10-K due to AspenTech’s need for additional time to complete its procedures to finalize the 2020 Form 10-K, which has taken longer than anticipated as a result of additional errors identified by AspenTech in the transition adjustment recorded in the prior fiscal year related to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“Topic 606”). Based on what is known today, the company does not expect the errors to be material to its previously reported financial information.

Because of the delay in filing its 2020 Form 10-K, AspenTech will be unable to timely file its Quarterly Report on Form 10-Q for the first quarter of fiscal 2021. AspenTech estimates that it will be able to complete and file the first quarter Form 10-Q within several weeks after filing the 2020 Form 10-K.

Business Outlook

Based on information as of today, November 5, 2020, Aspen Technology is reiterating guidance for the following metrics for fiscal year 2021:

•	Annual spend growth of 6-9% year-over-year

•	Free cash flow of $260 to $270 million

•	Total bookings of $770 to $850 million

•	Total revenue of $704 to $754 million

•	GAAP total expense of $372 to $377 million

•	Non-GAAP total expense of $330 to $335 million

•	GAAP operating income of $332 to $377 million

•	Non-GAAP operating income of $374 to $420 million

•	GAAP net income of $290 to $327 million

•	Non-GAAP net income of $324 to $360 million

•	GAAP net income per share of $4.29 to $4.83

•	Non-GAAP net income per share of $4.78 to $5.32

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

AspenTech has not reconciled its expectations as to non-GAAP items to their most directly comparable GAAP measure because certain items cannot be reasonably predicted.

Use of Non-GAAP Financial Measures

This press release refers to “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Certain of these non-GAAP measures exclude certain non-cash and non-recurring expenses such as stock-based compensation, amortization of intangibles and acquisition-related fees. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Management considers both GAAP and non-GAAP financial results in managing Aspen Technology’s business. As the result of adoption of new licensing models, management believes that a number of Aspen Technology’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business metrics in assessing Aspen Technology’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track Aspen Technology’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

Aspen Technology will host a conference call and webcast today, November 5, 2020, at 4:30 p.m. (Eastern Time), to discuss the company's selected financial results, provide a business outlook and other matters. The live dial-in number is (866) 471-3828 or (678) 509-7573, conference ID code 9472326. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of Aspen Technology’s website, http://ir.aspentech.com/events-and-presentations, and clicking on the “webcast” link. A replay of the call will be archived on Aspen Technology’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 9472326, through November 12, 2020.

About Aspen Technology

Aspen Technology (AspenTech) is a global leader in asset optimization software. Its solutions address complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modelling expertise with artificial intelligence. Its purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets safer, greener, longer and faster. Visit AspenTech.com to find out more.

Forward-Looking Statements

The second and third paragraphs of this press release as well as the Update on 10-K and 10-Q Filing and Business Outlook sections contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: delays or reductions in demand for AspenTech solutions due to the COVID-19 pandemic; AspenTech’s failure to increase usage and product adoption of aspenONE offerings, including aspenONE v12 and the Aspen AIoT Hub, or grow the aspenONE APM business, and failure to continue to provide innovative, market-leading solutions; the demand for, or usage of, aspenONE software declines for any reason, including declines due to adverse changes in the process or other capital-intensive industries and due to the drop in demand for oil due to the COVID-19 pandemic, compounded by the excess supply arising from producers’ failure to agree on production cuts; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software, including due to the significant drop in oil prices arising from drop in demand due to the COVID-19 pandemic and producers’ failure to agree on production cuts; risks of foreign operations or transacting business with customers outside the United States; risks of competition and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

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© 2020 Aspen Technology, Inc. aspenONE, AspenTech and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.